Exhibit 99.1

Press Release	Investor Contact: Will Gabrielski Senior Vice President, Finance, Treasurer 213.593.8208 William.Gabrielski@aecom.com	Media Contact: Brendan Ranson-Walsh Vice President, Global Communications & Corporate Responsibility 213.996.2367 Brendan.Ranson-Walsh@aecom.com

AECOM reports second quarter fiscal year 2021 results

LOS ANGELES (May 10, 2021) — AECOM (NYSE:ACM), the world’s premier infrastructure consulting firm, today reported second quarter fiscal year 2021 results.

	Second Quarter Fiscal 2021				First Half Fiscal 2021
(from Continuing Operations; $ in millions, except EPS)	As Reported	Adjusted[1] (Non-GAAP)	As Reported YoY % Change	Adjusted YoY % Change	As Reported	Adjusted[1] (Non-GAAP)	As Reported YoY % Change	Adjusted YoY % Change
Revenue	$3,266	--	1%	--	$6,579	--	2%	--
Net Service Revenue (NSR)[2]	--	$1,569	--	1%	--	$3,045	--	(2%)
Operating Income	$158	$172	43%	8%	$299	$331	51%	9%
Segment Operating Margin[3] (NSR)	--	13.1%	--	+140 bps	--	13.1%	--	+140 bps
Net Income	$88	$100	82%	14%	$172	$195	116%	20%
EPS (Fully Diluted)	$0.59	$0.67	97%	22%	$1.13	$1.29	131%	28%
EBITDA[4]	--	$202	--	11%	--	$391	--	10%
Operating Cash Flow	$59	--	NM	--	$66	--	NM	--
Free Cash Flow[5]	--	$3	--	NM	--	($11)	--	NM
Backlog	$39,427	--	(5%)	--

Fiscal Second Quarter and First Half Fiscal 2021 Highlights

•	As compared to the prior year, second quarter revenue increased by 1% to $3.3 billion, operating income increased by 43% to $158 million, the operating margin increased by 140 basis points to 4.8%, net income increased by 82% to $88 million and diluted earnings per share increased by 97% to $0.59.

•	Net service revenue[2] (NSR) of $1.6 billion in the second quarter increased by 1%, consistent with the Company’s expectations.

•	The segment adjusted[1] operating margin[3] on NSR[2] increased by 140 basis points to 13.1% for both the second quarter and first half of the year, both record highs for the respective periods and reflective of the actions taken to drive operating efficiencies.

•	Adjusted[1] EBITDA[4] in the second quarter increased by 11% to $202 million and adjusted diluted earnings per share increased by 22% to a new quarterly record of $0.67; both metrics were ahead of the Company’s expectations.

•	Backlog in the Company’s design business increased by 8% over the prior year, which was offset by a decline in the Construction Management business that was consistent with expectations, resulting in a 5% decrease in total backlog to $39.4 billion.

–	U.S. federal COVID relief legislation in December and March, combined with improving global economic conditions, have resulted in faster client decision making, a strengthened pipeline of opportunities and strong wins in April.

–	As underscored in ENR’s most recent rankings, AECOM increased its ranking in the water design market organically to number two, maintained its market leading position in transportation and facilities design, and remains the number one environmental consulting firm, which positions the Company well to capitalize on opportunities in these markets as funding improves.

Cash Flow, Balance Sheet and Capital Allocation Update

•	Second quarter operating cash flow was $59 million and free cash flow[5] was $3 million; for the first half of the fiscal year, operating cash flow was $66 million and free cash flow was an outflow of $11 million, representing substantially improved cash flow phasing compared to prior fiscal years.

•	To date, the Company has executed $755 million of stock repurchases since the beginning of September 2020 that reduced its fully diluted share count by 15.8 million, or approximately 10% of shares outstanding, at an average price of $48 per share, including $125 million since the Company’s first quarter earnings call.

•	Additionally, the Company executed several transactions over the past year to strengthen its balance sheet and lower its cost of debt, including extending the maturity of its debt through the redemption of senior notes due 2022 and tender of approximately 75% of its senior notes due 2024, as well as creating a sustainability-linked credit facility.

•	The Company currently has $700 million of capacity remaining under its $1 billion stock repurchase authorization and remains committed to its capital allocation policy, which includes returning to investors substantially all available cash flow after investments are made in the business and maintaining leverage[6] below 3.0x.

Fiscal 2021 Financial Guidance

•	AECOM is increasing its diluted adjusted[1] EPS guidance to between $2.65 and $2.85, which would reflect 28% growth from fiscal 2020 at the mid-point; this guidance incorporates the Company’s first half outperformance, including the benefit of share repurchases completed to-date and a lower expected interest expense related to the Company’s recently completed debt refinancing.

–	The Company continues to expect adjusted[1] EBITDA[4] of between $790 million and $830 million, which would reflect 9% growth at the mid-point of the range.

–	Other assumptions incorporated into guidance include:

▪	An average diluted share count for the full year of approximately 150 million.

▪	AECOM Capital earnings of between $5 million to $10 million.

•	The Company continues to expect free cash flow[5] of between $425 million and $625 million in fiscal 2021, which is consistent with the highly cash generative nature of its Professional Services business and reflects 75% unlevered free cash flow conversion of adjusted EBITDA at the mid-point of the range.

“I am proud of how our teams have come together against a backdrop defined by continued uncertainty and an uneven pace of recovery across the globe,” said Troy Rudd, AECOM’s chief executive officer. “Importantly, market conditions are improving, and our Think and Act Globally strategy is resulting in improved margin performance and earnings growth, and inspires confidence in our increased guidance for this year. As we look ahead, substantial COVID relief funding in the U.S., increasing tax receipts and improving global economic conditions have strengthened our clients’ budgets, resulting in accelerating award activity, strong wins in April and a growing pipeline of opportunities.”

“Our teams are collaborating to bring the full strength of our capabilities to bear for our clients around the world through the execution of our Think and Act Globally strategy,” said Lara Poloni, AECOM’s president. “We are ideally suited to capitalize on improving market conditions and to deliver long-term profitable growth, as underscored by ENR’s recent design rankings that reaffirmed our number one position in transportation and facilities and saw our position in water improve to number two. In addition, last month we launched our Sustainable Legacies strategy to best align our teams on the ESG opportunities apparent across our business – both internally through the advancement of our own industry-leading net zero and diversity commitments, as well as the opportunity, as the number one ranked environment firm, to advise leading public- and private-sector clients that are increasingly investing in their multi-decade sustainability initiatives.”

“I am very pleased with what we have accomplished in the first half of the fiscal year,” said Gaurav Kapoor, AECOM’s chief financial officer. “We made it a priority to deliver more balanced cash flow in the first half of the year when compared to prior years, and our results reflect strong execution against this priority. Additionally, the actions we have taken to strengthen our balance sheet are accreting immediate value to our shareholders and creating additional capital to invest in our teams, as well as enhancing our ability to consistently return capital to our shareholders.”

Business Segments

Americas

Revenue in the second quarter of $2.5 billion was effectively unchanged from the prior year and net service revenue2 of $924 million declined by 1%.

Operating income increased by 10% over the prior year to $155 million and on an adjusted basis1 operating income increased by 9% to $159 million. The adjusted operating margin on an NSR2 basis of 17.2% was a 160 basis point increase over the prior year and marks a record high for a fiscal second quarter. This performance reflects the benefits of the actions taken to enhance margins through a simplified operating structure and reduced real estate, as well as investments in technology and shared service centers to enhance project delivery efficiencies.

International

Revenue in the second quarter was $796 million, a 3% increase from the prior year. Net service revenue2 of $645 million increased by 3%. Market conditions are stabilizing and backlog increased by 16%.

Operating income increased by 28% over the prior year to $46 million. On an adjusted basis1, operating income increased by 26% to $47 million. The adjusted operating margin on an NSR2 basis increased by 130 basis points over the prior year to 7.3%, which set a new quarterly high and reflects a 510 basis point improvement since the beginning of fiscal 2019 when the Company began executing actions to improve margins, including consolidating real estate, implementing a streamlined overhead structure and exiting lower-returning markets and countries.

Discontinued Operations

In October 2020, the Company closed on the sale of its Power construction business and closed on the sale of the Civil construction business in January 2021. Results for discontinued operations included an approximately $39 million loss, primarily reflecting working capital adjustments related to the disposed of businesses.

Balance Sheet

As of March 31, 2021, AECOM had $935 million of total cash and cash equivalents, $2.1 billion of total debt, $1.2 billion of net debt and $1.13 billion in unused capacity under its $1.15 billion revolving credit facility. Gross leverage6 of 2.5x remains below the Company’s long-term leverage target of 3.0x.

Tax Rate

The effective tax rate was 27.4% in the second quarter. On an adjusted basis, the effective tax rate was 28.4%. The adjusted tax rate was derived by re-computing the annual effective tax rate on earnings from adjusted net income.7 The adjusted tax expense differs from the GAAP tax expense based on the taxability or deductibility and tax rate applied to each of the adjustments.

Reiterated Long-Term Financial Targets

Following its strong performance in the first half of its fiscal year, AECOM reiterated its long-term financial targets, which include its target to more than double both adjusted1 EPS to at least $4.30 and free cash flow5 to at least $680 million from fiscal 2020 to fiscal 2024, as well as its target to achieve a 15%+ segment3 adjusted1 operating margin and 15%+ return on invested capital (ROIC)8 by fiscal 2024.

Conference Call

AECOM is hosting a conference call tomorrow May 11th at noon Eastern Time, during which management will make a brief presentation focusing on the Company's results, strategies and operating trends. Interested parties can listen to the conference call and view accompanying slides via webcast at https://investors.aecom.com. The webcast will be available for replay following the call.

1 Excludes the impact of non-operating items, such as non-core operating losses and transaction-related expenses, restructuring costs and other items. See Regulation G Information for a complete reconciliation of non-GAAP measures to the comparable GAAP measures.

2 Revenue, net of subcontractor and other direct costs.

3 Reflects segment operating performance, excluding AECOM Capital and G&A.

4 Net income before interest expense, tax expense, depreciation and amortization.

5 Free cash flow is defined as cash flow from operations less capital expenditures, net of proceeds from equipment disposals.

6 Gross leverage is comprised of EBITDA as defined in the Company’s credit agreement dated October 17, 2014, as amended, and total debt on the Company’s financial statements.

7 Inclusive of non-controlling interest deduction and adjusted for financing charges in interest expense, the amortization of intangible assets and is based on continuing operations.

8 Return on invested capital, or ROIC, is calculated as the sum of adjusted net income as presented in the Company’s Regulation G Information and interest expense, net of interest income, divided by average quarterly invested capital as defined as the sum of attributable shareholder’s equity and total debt, less cash and cash equivalents.

About AECOM

AECOM (NYSE:ACM) is the world’s premier infrastructure consulting firm, delivering professional services throughout the project lifecycle – from planning, design and engineering to program and construction management. On projects spanning transportation, buildings, water, energy and the environment, our public- and private-sector clients trust us to solve their most complex challenges. Our teams are driven by a common purpose to deliver a better world through our unrivaled technical expertise and innovation, a culture of equity, diversity and inclusion, and a commitment to environmental, social and governance priorities. AECOM is a Fortune 500 firm and its Professional Services business had revenue of $13.2 billion in fiscal year 2020. See how we deliver what others can only imagine at aecom.com and @AECOM.

Forward-Looking Statements

All statements in this communication other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws, including any statements of the plans, strategies and objectives for future operations, profitability, strategic value creation, coronavirus impacts, risk profile and investment strategies, and any statements regarding future economic conditions or performance, and the expected financial and operational results of AECOM. Although we believe that the expectations reflected in our forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in any of our forward-looking statements. Important factors that could cause our actual results, performance and achievements, or industry results to differ materially from estimates or projections contained in our forward-looking statements include, but are not limited to, the following: our business is cyclical and vulnerable to economic downturns and client spending reductions; impacts caused by the coronavirus and the related economic instability and market volatility, including the reaction of governments to the coronavirus, including any prolonged period of travel, commercial or other similar restrictions, the delay in commencement, or temporary or permanent halting of construction, infrastructure or other projects, requirements that we remove our employees or personnel from the field for their protection, and delays or reductions in planned initiatives by our governmental or commercial clients or potential clients; losses under fixed-price contracts; limited control over operations run through our joint venture entities; liability for misconduct by our employees or consultants; failure to comply with laws or regulations applicable to our business; maintaining adequate surety and financial capacity; high leverage and potential inability to service our debt and guarantees; exposure to Brexit; exposure to political and economic risks in different countries; currency exchange rate fluctuations; retaining and recruiting key technical and management personnel; legal claims; inadequate insurance coverage; environmental law compliance and adequate nuclear indemnification; unexpected adjustments and cancellations related to our backlog; partners and third parties who may fail to satisfy their legal obligations; AECOM Capital real estate development projects; managing pension cost; cybersecurity issues, IT outages and data privacy; risks associated with the benefits and costs of the Management Services transaction, including the risk that the expected benefits of the Management Services transaction or any contingent purchase price will not be realized within the expected time frame, in full or at all; as well as other additional risks and factors that could cause actual results to differ materially from our forward-looking statements set forth in our reports filed with the Securities and Exchange Commission. Any forward-looking statements are made as of the date hereof. We do not intend, and undertake no obligation, to update any forward-looking statement.

Non-GAAP Financial Information

This press release contains financial information calculated other than in accordance with U.S. generally accepted accounting principles (“GAAP”). The Company believes that non-GAAP financial measures such as adjusted EPS, adjusted EBITDA, adjusted net/operating income, adjusted tax rate, net service revenue and free cash flow provide a meaningful perspective on its business results as the Company utilizes this information to evaluate and manage the business. We use adjusted EBITDA, adjusted EPS, adjusted net/operating income and adjusted tax rate to exclude the impact of non-operating items, such as amortization expense, taxes and non-core operating losses to aid investors in better understanding our core performance results. We use free cash flow to represent the cash generated after capital expenditures to maintain our business. We present net service revenue to exclude subcontractor costs from revenue to provide investors with a better understanding of our operational performance. We present segment adjusted operating margin to reflect segment operating performance of our Americas and International segments, excluding AECOM Capital.

Our non-GAAP disclosure has limitations as an analytical tool, should not be viewed as a substitute for financial information determined in accordance with GAAP, and should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP, nor is it necessarily comparable to non-GAAP performance measures that may be presented by other companies. A reconciliation of these non-GAAP measures is found in the Regulation G Information tables at the back of this release.

AECOM

Consolidated Statements of Income

(unaudited - in thousands, except per share data)

	Three Months Ended			Six Months Ended
	March 31, 2020	March 31, 2021	% Change	March 31, 2020	March 31, 2021	% Change

Revenue	$3,245,737	$3,265,573	0.6%	$6,481,347	$6,578,728	1.5%
Cost of revenue	3,076,924	3,070,314	(0.2)%	6,146,734	6,199,099	0.9%
Gross profit	168,813	195,259	15.7%	334,613	379,629	13.5%
Equity in earnings of joint ventures	13,505	7,157	(47.0)%	23,433	15,358	(34.5)%
General and administrative expenses	(41,037)	(36,007)	(12.3)%	(84,651)	(74,367)	(12.1)%
Restructuring costs	(31,213)	(8,746)	(72.0)%	(76,138)	(21,784)	(71.4)%
Income from operations	110,068	157,663	43.2%	197,257	298,836	51.5%
Other income	2,430	3,477	43.1%	6,438	7,330	13.9%
Interest expense	(37,111)	(32,800)	(11.6)%	(77,488)	(63,451)	(18.1)%
Income before income tax expense	75,387	128,340	70.2%	126,207	242,715	92.3%
Income tax expense	21,604	35,148	62.7%	37,510	60,749	62.0%
Income from continuing operations	53,783	93,192	73.3%	88,697	181,966	105.2%
Loss from discontinued operations	(130,749)	(47,914)	(63.4)%	(112,569)	(103,666)	(7.9)%
Net (loss) income	(76,966)	45,278	(158.8)%	(23,872)	78,300	(428.0)%

Net income attributable to noncontrolling interests from continuing operations	(5,243)	(4,845)	(7.6)%	(9,290)	(10,259)	10.4%
Net income attributable to noncontrolling interests from discontinued operations	(3,917)	(1,074)	(72.6)%	(12,360)	(2,554)	(79.3)%
Net income attributable to noncontrolling interests	(9,160)	(5,919)	(35.4)%	(21,650)	(12,813)	(40.8)%

Net income attributable to AECOM from continuing operations	48,540	88,347	82.0%	79,407	171,707	116.2%
Net loss attributable to AECOM from discontinued operations	(134,666)	(48,988)	(63.6)%	(124,929)	(106,220)	(15.0)%
Net (loss) income attributable to AECOM	$(86,126)	$39,359	(145.7)%	$(45,522)	$65,487	(243.9)%

Net (loss) income attributable to AECOM per share:
Basic
Continuing operations	$0.31	$0.60	93.5%	$0.50	$1.15	130.0%
Discontinued operations	(0.85)	(0.33)	(61.2)%	(0.79)	(0.71)	(10.1)%
Basic (loss) earnings per share	$(0.54)	$0.27	(150.0)%	$(0.29)	$0.44	(251.7)%

Diluted
Continuing operations	$0.30	$0.59	96.7%	$0.49	$1.13	130.6%
Discontinued operations	(0.84)	(0.33)	(60.7)%	(0.77)	(0.70)	(9.1)%
Diluted (loss) earnings per share	$(0.54)	$0.26	(148.1)%	$(0.28)	$0.43	(253.6)%

Weighted average shares outstanding:
Basic	158,550	147,770	(6.8)%	157,941	149,597	(5.3)%
Diluted	160,718	149,519	(7.0)%	160,687	151,632	(5.6)%

Balance Sheet Information

(unaudited - in thousands)

	September 30, 2020	March 31, 2021
Balance Sheet Information:
Total cash and cash equivalents	$1,708,332	$934,906
Accounts receivable and contract assets – net	4,532,255	4,310,875
Working capital	1,439,912	656,529
Total debt, excluding unamortized debt issuance costs	2,085,017	2,126,553
Total assets	12,998,951	11,983,833
Total AECOM stockholders’ equity	3,292,558	2,822,969

AECOM
Reportable Segments
(unaudited - in thousands)

	Americas	International	AECOM Capital	Corporate	Total
Three Months Ended March 31, 2021
Revenue	$2,468,401	$796,442	$730	$-	$3,265,573
Cost of revenue	2,316,726	753,588	-	-	3,070,314
Gross profit	151,675	42,854	730	-	195,259
Equity in earnings of joint ventures	2,978	3,003	1,176	-	7,157
General and administrative expenses	-	-	(1,432)	(34,575)	(36,007)
Restructuring costs	-	-	-	(8,746)	(8,746)
Income (loss) from operations	$154,653	$45,857	$474	$(43,321)	$157,663

Gross profit as a % of revenue	6.1%	5.4%	-	-	6.0%

Three Months Ended March 31, 2020
Revenue	$2,475,694	$769,535	$508	$-	$3,245,737
Cost of revenue	2,340,061	736,863	-	-	3,076,924
Gross profit	135,633	32,672	508	-	168,813
Equity in earnings of joint ventures	5,341	3,148	5,016	-	13,505
General and administrative expenses	-	-	(1,759)	(39,278)	(41,037)
Restructuring costs	-	-	-	(31,213)	(31,213)
Income (loss) from operations	$140,974	$35,820	$3,765	$(70,491)	$110,068

Gross profit as a % of revenue	5.5%	4.2%	--	--	5.2%

Six Months Ended March 31, 2021
Revenue	$5,025,661	$1,552,053	$1,014	$-	$6,578,728
Cost of revenue	4,728,954	1,470,145	-	-	6,199,099
Gross profit	296,707	81,908	1,014	-	379,629
Equity in earnings of joint ventures	4,385	6,011	4,962	-	15,358
General and administrative expenses	-	-	(3,361)	(71,006)	(74,367)
Restructuring costs	-	-	-	(21,784)	(21,784)
Income (loss) from operations	$301,092	$87,919	$2,615	$(92,790)	$298,836

Gross profit as a % of revenue	5.9%	5.3%	-	-	5.8%

Contracted backlog	$15,138,981	$4,038,385	$-	$-	$19,177,366
Awarded backlog	18,779,481	1,084,276	-	-	19,863,757
Unconsolidated JV backlog	386,302	-	-	-	386,302
Total backlog	$34,304,764	$5,122,661	$-	$-	$39,427,425

Six Months Ended March 31, 2020
Revenue	$4,927,676	$1,552,630	$1,041	$-	$6,481,347
Cost of revenue	4,652,611	1,494,123	-	-	6,146,734
Gross profit	275,065	58,507	1,041	-	334,613
Equity in earnings of joint ventures	11,770	5,984	5,679	-	23,433
General and administrative expenses	-	-	(4,178)	(80,473)	(84,651)
Restructuring costs	-	-	-	(76,138)	(76,138)
Income (loss) from operations	$286,835	$64,491	$2,542	$(156,611)	$197,257

Gross profit as a % of revenue	5.6%	3.8%	-	-	5.2%

Contracted backlog	$13,512,174	$3,518,306	$-	$-	$17,030,480
Awarded backlog	22,907,354	897,933	-	-	23,805,287
Unconsolidated JV backlog	775,275	-	-	-	775,275
Total backlog	$37,194,803	$4,416,239	$-	$-	$41,611,042

AECOM

Regulation G Information

($ in millions)

Reconciliation of Revenue to Revenue, Net of Subcontractor and Other Direct Costs (NSR)

	Three Months Ended			Six Months Ended
	Mar 31, 2020	Dec 31, 2020	Mar 31, 2021	Mar 31, 2020	Mar 31, 2021
Americas
Revenue	$2,475.7	$2,557.3	$2,468.3	$4,927.7	$5,025.6
Less: Subcontractor and other direct costs	1,542.5	1,694.3	1,544.7	3,088.9	3,239.0
Revenue, net of subcontractor and other direct costs	$933.2	$863.0	$923.6	$1,838.8	$1,786.6

International
Revenue	$769.5	$755.6	$796.5	$1,552.6	$1,552.1
Less: Subcontractor and other direct costs	143.2	142.6	151.8	292.7	294.4
Revenue, net of subcontractor and other direct costs	$626.3	$613.0	$644.7	$1,259.9	$1,257.7

Segment Performance (excludes ACAP)
Revenue	$3,245.2	$3,312.9	$3,264.8	$6,480.3	$6,577.7
Less: Subcontractor and other direct costs	1,685.7	1,836.9	1,696.5	3,381.6	3,533.4
Revenue, net of subcontractor and other direct costs	$1,559.5	$1,476.0	$1,568.3	$3,098.7	$3,044.3

Consolidated
Revenue	$3,245.7	$3,313.2	$3,265.5	$6,481.3	$6,578.7
Less: Subcontractor and other direct costs	1,685.7	1,836.9	1,696.5	3,381.6	3,533.4
Revenue, net of subcontractor and other direct costs	$1,560.0	$1,476.3	$1,569.0	$3,099.7	$3,045.3

Reconciliation of Total Debt to Net Debt

	Balances at:
	Mar 31, 2020	Dec 31, 2020	Mar 31, 2021
Short-term debt	$27.2	$2.3	$4.7
Current portion of long-term debt	25.2	22.0	42.2
Long-term debt, gross	2,101.2	2,066.4	2,079.7
Total debt, excluding unamortized debt issuance costs	2,153.6	2,090.7	2,126.6
Less: Total cash and cash equivalents	1,135.1	1,044.7	934.9
Net debt	$1,018.5	$1,046.0	$1,191.7

Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow

	Three Months Ended			Six Months Ended
	Mar 31, 2020	Dec 31, 2020	Mar 31, 2021	Mar 31, 2020	Mar 31, 2021
Net cash (used in) provided by operating activities	$(299.1)	$7.1	$59.2	$(506.0)	$66.3
Capital expenditures, net	(13.4)	(21.3)	(55.9)	(44.5)	(77.2)
Free cash flow	$(312.5)	$(14.2)	$3.3	$(550.5)	$(10.9)

AECOM

Regulation G Information

($ in millions, except per share data)

	Three Months Ended			Six Months Ended
	Mar 31, 2020	Dec 31, 2020	Mar 31, 2021	Mar 31, 2020	Mar 31, 2021
Reconciliation of Income from Operations to Adjusted Income from Operations
Income from operations	$110.1	$141.2	$157.6	$197.3	$298.8
Non-core operating losses & transaction related expenses	-	-	-	5.6	-
Accelerated depreciation of project management tool	11.3	-	-	11.3	-
Restructuring costs	31.2	13.0	8.8	76.1	21.8
Amortization of intangible assets	6.2	5.3	5.4	12.3	10.7
Adjusted income from operations	$158.8	$159.5	$171.8	$302.6	$331.3

Reconciliation of Income from Continuing Operations Before Taxes to Adjusted Income from Continuing Operations Before Taxes
Income from continuing operations before tax expense	$75.4	$114.4	$128.3	$126.2	$242.7
Non-core operating losses & transaction related expenses	-	-	-	5.6	-
Accelerated depreciation of project management tool	11.3	-	-	11.3	-
Restructuring costs	31.2	13.0	8.8	76.1	21.8
Amortization of intangible assets	6.2	5.3	5.4	12.3	10.7
Financing charges in interest expense	0.9	1.8	2.6	2.9	4.4
Adjusted income from continuing operations before tax expense	$125.0	$134.5	$145.1	$234.4	$279.6

Reconciliation of Income Taxes for Continuing Operations to Adjusted Income Taxes for Continuing Operations
Income tax expense for continuing operations	$21.6	$25.6	$35.1	$37.5	$60.7
Tax effect of the above adjustments*	11.4	5.5	4.6	26.6	10.1
Valuation allowances and other tax only items	(1.1)	2.7	0.1	(1.5)	2.8
Adjusted income tax expense for continuing operations	$31.9	$33.8	$39.8	$62.6	$73.6

* Adjusts income taxes during the period to exclude the impact on our effective tax rate of the pre-tax adjustments shown above.

Reconciliation of Net Income Attributable to Noncontrolling Interests from Continuing Operations to Adjusted Net Income Attributable to Noncontrolling Interests from Continuing Operations
Net income attributable to noncontrolling interests from continuing operations	$(5.3)	$(5.4)	$(4.9)	$(9.3)	$(10.3)
Amortization of intangible assets included in NCI, net of tax	(0.1)	(0.1)	(0.2)	(0.2)	(0.3)
Adjusted net income attributable to noncontrolling interests from continuing operations	$(5.4)	$(5.5)	$(5.1)	$(9.5)	$(10.6)

Reconciliation of Net Income Attributable to AECOM from Continuing Operations to Adjusted Net Income Attributable to AECOM from Continuing Operations
Net income attributable to AECOM from continuing operations	$48.5	$83.4	$88.3	$79.4	$171.7
Non-core operating losses & transaction related expenses	-	-	-	5.6	-
Accelerated depreciation of project management tool	11.3	-	-	11.3	-
Restructuring costs	31.2	13.0	8.8	76.1	21.8
Amortization of intangible assets	6.2	5.3	5.4	12.3	10.7
Financing charges in interest expense	0.9	1.8	2.6	2.9	4.4
Tax effect of the above adjustments*	(11.5)	(5.5)	(4.6)	(26.7)	(10.1)
Valuation allowances and other tax only items	1.1	(2.7)	(0.1)	1.5	(2.8)
Amortization of intangible assets included in NCI, net of tax	(0.1)	(0.1)	(0.2)	(0.2)	(0.3)
Adjusted net income attributable to AECOM from continuing operations	$87.6	$95.2	$100.2	$162.2	$195.4

* Adjusts the income tax expense (benefit) during the period to exclude the impact on our effective tax rate of the pre-tax adjustments shown above.

AECOM
Regulation G Information
($ in millions, except per share data)

	Three Months Ended			Six Months Ended
	Mar 31, 2020	Dec 31, 2020	Mar 31, 2021	Mar 31, 2020	Mar 31, 2021
Reconciliation of Net Income Attributable to AECOM from Continuing Operations per Diluted Share to Adjusted Net Income Attributable to AECOM from Continuing Operations per Diluted Share
Net income attributable to AECOM from continuing operations per diluted share	$0.30	$0.54	$0.59	$0.49	$1.13
Per diluted share adjustments:
Non-core operating losses & transaction related expenses	-	-	-	0.03	-
Accelerated depreciation of project management tool	0.07	-	-	0.07	-
Restructuring costs	0.19	0.09	0.06	0.47	0.14
Amortization of intangible assets	0.04	0.04	0.04	0.08	0.07
Financing charges in interest expense	0.01	0.01	0.02	0.02	0.03
Tax effect of the above adjustments*	(0.07)	(0.04)	(0.04)	(0.16)	(0.06)
Valuation allowances and other tax only items	0.01	(0.02)	-	0.01	(0.02)
Adjusted net income attributable to AECOM from continuing operations per diluted share	$0.55	$0.62	$0.67	$1.01	$1.29
Weighted average shares outstanding – basic	158.6	151.4	147.8	157.9	149.6
Weighted average shares outstanding – diluted	160.7	153.7	149.5	160.7	151.6

* Adjusts the income tax expense (benefit) during the period to exclude the impact on our effective tax rate of the pre-tax adjustments shown above.

Reconciliation of Net Income Attributable to AECOM from Continuing Operations to EBITDA to Adjusted EBITDA and to Adjusted Income from Operations

Net income attributable to AECOM from continuing operations	$48.5	$83.4	$88.3	$79.4	$171.7
Income tax expense	21.6	25.6	35.1	37.5	60.7
Depreciation and amortization expense[1]	48.7	39.4	41.1	89.8	80.5
Interest income[2]	(3.6)	(1.3)	(1.2)	(7.0)	(2.5)
Interest expense	37.1	30.7	32.8	77.4	63.5
Amortized bank fees included in interest expense	(1.3)	(1.8)	(2.6)	(3.3)	(4.4)
EBITDA	$151.0	$176.0	$193.5	$273.8	$369.5
Non-core operating losses & transaction related expenses	-	-	-	5.6	-
Restructuring costs	31.2	13.0	8.8	76.2	21.8
Adjusted EBITDA	$182.2	$189.0	$202.3	$355.6	$391.3
Other income	(2.4)	(3.9)	(3.4)	(6.4)	(7.3)
Depreciation[1]	(30.0)	(32.4)	(33.3)	(63.1)	(65.7)
Interest income[2]	3.6	1.3	1.2	7.0	2.5
Noncontrolling interests in income of consolidated subsidiaries, net of tax	5.3	5.4	4.8	9.3	10.2
Amortization of intangible assets included in NCI, net of tax	0.1	0.1	0.2	0.2	0.3
Adjusted income from operations	$158.8	$159.5	$171.8	$302.6	$331.3

1 Excludes depreciation from discontinued operations, non-core operating losses, and accelerated depreciation of project management tool

2 Included in other income

AECOM Regulation G Information (in millions, except per share data)

	Three Months Ended			Six Months Ended
	Mar 31, 2020	Dec 31, 2020	Mar 31, 2021	Mar 31, 2020	Mar 31, 2021
Reconciliation of Segment Income from Operations to Adjusted Income from Operations
Americas Segment:
Income from operations	$141.0	$146.4	$154.7	$286.8	$301.1
Amortization of intangible assets	4.8	4.3	4.4	9.5	8.7
Adjusted income from operations	$145.8	$150.7	$159.1	$296.3	$309.8

International Segment:
Income from operations	$35.8	$42.1	$45.8	$64.5	$87.9
Non-core operating losses & transaction related expenses	-	-	-	(0.1)	-
Amortization of intangible assets	1.4	1.0	1.0	2.8	2.0
Adjusted income from operations	$37.2	$43.1	$46.8	$67.2	$89.9

Segment Performance (excludes ACAP):
Income from operations	$176.8	$188.5	$200.5	$351.3	$389.0
Non-core operating losses & transaction related expenses	-	-	-	(0.1)	-
Amortization of intangible assets	6.2	5.3	5.4	12.3	10.7
Adjusted income from operations	$183.0	$193.8	$205.9	$363.5	$399.7

AECOM
Regulation G Information

FY2021 GAAP EPS Guidance based on Adjusted EPS Guidance

(all figures approximate)

Fiscal Year End 2021
GAAP EPS Guidance	$2.33 to $2.53
Adjusted EPS excludes:
Amortization of intangible assets	$0.13
Amortization of deferred financing fees	$0.05
Restructuring	$0.27
Tax effect of the above items	$(0.13)
Adjusted EPS Guidance	$2.65 to $2.85

FY2021 GAAP Net Income Attributable to AECOM from Continuing Operations Guidance based on Adjusted EBITDA Guidance

(in millions, all figures approximate)

Fiscal Year End 2021
GAAP net income attributable to AECOM from continuing operations guidance*	$350 to $380
Adjusted net income attributable to AECOM from continuing operations excludes:
Amortization of intangible assets	$20
Amortization of deferred financing fees	$7
Restructuring*	$40
Tax effect of the above items	($19)
Adjusted net income attributable to AECOM from continuing operations	$398 to $428
Adjusted EBITDA excludes:
Adjusted interest expense, net	$100
Depreciation	$132
Income tax expense	$160 to $170
Adjusted EBITDA Guidance	$790 to $830

* Calculated based on the mid-point of AECOM’s fiscal year 2021 EPS guidance.

FY2021 GAAP Interest Expense Guidance based on Adjusted Interest Expense Guidance

(in millions, all figures approximate)

Fiscal Year End 2021
GAAP Interest Expense Guidance	$111
Financing charges in interest expense	($7)
Interest income	($4)
Adjusted Interest Expense Guidance	$100

FY2021 GAAP Income from Operations as a % of Revenue Guidance based on Segment Adjusted Operating Income as a % of Net Service Revenue Guidance

(all figures approximate)

Fiscal Year End 2021
Income from operations as a % of revenue	4.7%
ACAP income from operations	(0.1)%
Corporate net expense	1.1%
Restructuring expenses*	0.3%
Subcontractor and other direct costs	7.0%
Amortization of intangible assets	0.2%
Segment adjusted operating income as a % of net service revenue	13.2%

FY2021 GAAP Operating Cash Flow Guidance based on Free Cash Flow Guidance

(in millions, all figures approximate)

Fiscal Year End 2021
Operating cash flow guidance	$535 to $735
Capital expenditures, net of proceeds from equipment disposals	($110)
Free cash flow guidance	$425 to $625

* Calculated based on the mid-point of AECOM’s fiscal year 2021 EPS guidance

Note: Variances in tables are due to rounding.